UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Ironwood Drive, Grand Rapids, MI 49534

(Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code: (616) 384-3272

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Credit Agreements

On April 27, 2015, Electronic Cigarettes International Group, Ltd. (the “Company”), entered into (i) a Credit Agreement (the “Lead Lender Credit Agreement”) with an institutional investor (the “Lead Lender”) and (ii) a Credit Agreement (the “Additional Lender Credit Agreement”, and together with the Lead Lender Credit Agreement, the “Credit Agreements”) with various other lenders (the “Additional Lenders” and together with the Lead Lender, the “Lenders”) on substantially identical terms, pursuant to which the Lenders made term loans (“Term Loans”) to the Company in the aggregate principal amount of $41,214,225.

The Term Loans shall mature on April 28, 2018 (the “Maturity Date”) and bear interest on the outstanding principal balance at the rate of 12% per annum and are evidenced by Term Notes (the “Term Notes”). Commencing on the last business day of October 2016, the Company is required to repay $600,000 of the principal of the Lead Lender’s Term Loan and $100,000 of the aggregate principal of the Additional Lenders’ Term Loan, on the last business day of each month prior to the Maturity Date. All Term Loans not previously paid shall be due and payable, together with accrued and unpaid interest thereon. The Credit Agreements are secured by a first priority security interest in all of the present and future assets of the Company. In addition, the Company pledged all of its equity interests in its subsidiaries as security for its obligations under the Credit Agreements.

The Credit Agreements contain customary representations and warranties and customary affirmative and negative covenants, including, among others, covenants that limit or restrict the Company’s ability to incur indebtedness, grant liens, enter into sale and leaseback transactions, merge or consolidate, dispose of property or assets, make investments or loans, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions, engage in any business other than its current business, undergo a change of control, or issue equity interests, in each case subject to customary exceptions. In addition, the Credit Agreement contains customary events of default that entitle the Lenders to cause any or all of the Company’s indebtedness under the Credit Agreements to become immediately due and payable. The events of default include, among others, non-payment, inaccuracy of representations and warranties, covenant defaults by the Company or any subsidiary, commencement or filing of a petition for relief under any federal or state bankruptcy, insolvency or receivership law or the appointment of a receiver or trustee for the assets of the Company or any subsidiary, or entry of one or more judgments against the Company (i) in excess of $1,000,000 or (ii) for injunctive relief and has resulted or could result in a material adverse effect (as defined in the Credit Agreements). Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 2% may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Credit Agreements.

Commencing on April 27, 2017, at the Company’s option, the Company may prepay the outstanding principal balance of the Term Loans in whole or in part, subject to a 4% prepayment premium. All prepayments are to be accompanied by accrued and unpaid interest on the principal amount to be prepaid.

The proceeds of the Term Loans will be used primarily to repay certain indebtedness of the Company and for working capital and other general corporate purposes.

Guarantee and Collateral Agreements

The obligations of the Company under the Credit Agreements are guaranteed by Fin Branding Group, LLC (“Fin”), Hardwire Interactive Acquisition Company (“Hardwire”), VCIG LLC (“VCIG”), Victory Electronic Cigarettes, Inc. (“Victory”), Vapestick Holdings Limited (“Vapestick”), Must Have Limited (“MHL”) and E-Cigs UK Holding Company Limited (“UK Holding), each of which is a direct or indirect wholly owned subsidiary of the Company (together with the Company, the “Loan Parties”), pursuant to (i) a Guarantee and Collateral Agreement entered into on April 27, 2015, among the Loan Parties and the Lead Lender (the “Lead Lender Guarantee and Collateral Agreement”) and (ii) a Guarantee and Collateral Agreement entered into on April 27, 2015, among the Loan Parties and the agent (the “Agent”) for the Additional Lenders (the “Additional Lenders Guarantee and Collateral Agreement” and together with the Lead Lender Guarantee and Collateral Agreement, the “Guarantee and Collateral Agreements”). Subject to certain exceptions and qualifications contained in the Credit Agreements, the Company is required to cause any newly created or acquired subsidiary to guarantee the obligations of the Company under the Credit Agreements and become a party to the Guarantee and Collateral Agreements.

2

Warrants

As additional consideration for the Lenders agreeing to enter into the Credit Agreements, the Company granted the Lenders warrants to purchase an aggregate of 157,770,256 shares of common stock, par value $0.001per share, of the Company (the “Common Stock”) which are evidenced by Common Stock Purchase Warrants (the “Warrants”). The Warrants are exercisable for a period of seven years from the original issue date, and have an exercise price of $0.45 per share, subject to equitable adjustment as set forth therein. The number of Warrants is subject to increase if the number of shares of Common Stock issuable upon exercise of the Warrant is less than a stated percentage of the fully-diluted capitalization of the Company as of the original issue date of the Warrant.

Registration Rights Agreement

In connection with the Credit Agreements, on April 27, 2015, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Lenders, pursuant to which the Company agreed to register all of the shares of Common Stock issuable upon exercise of the Warrants (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC within 45 calendar days following request to do so by the Lead Lender (the “Filing Date”), and to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, (the “Securities Act”) within 90 days following the Filing Date (the “Effectiveness Date”).

If the Registration Statement is not filed by the Filing Date or declared effective by the Effectiveness Date, the Company is required to pay partial liquidated damages to the each Lender in the amount equal to 0.5% of the aggregate principal amount of the Term Loans made by such Lender for each 30-day period for which the Company is non-compliant, provided that such liquidated damages shall not exceed 3% of the aggregate principal of such Lender’s Term Loan.

Intercreditor Agreements

In connection with the Credit Agreements, on April 27, 2015, the Loan Parties and the Lenders entered into various intercreditor agreements with the Company’s secured and unsecured creditors. The intercreditor agreements govern the relative priorities (and certain other rights) of the Lenders and the other creditors pursuant the respective security agreements that each entered into with the Company.

The foregoing descriptions of the Term Notes, the Warrants, the Lead Lender Credit Agreement, the Additional Lender Credit Agreement, the Guarantee and Collateral Agreements, and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information described above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

The issuance of the Warrants in connection with the Credit Agreements was made in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Term Note.
4.2	Form of Common Stock Purchase Warrant.
10.1	Lead Lender Credit Agreement, dated April 27, 2015, by and between the Company and the Lead Lender.
10.2	Additional Lender Credit Agreement, dated April 27, 2015, by and among the Company and the Additional Lenders.
10.3	Form of Guarantee and Collateral Agreement.
10.4	Registration Rights Agreement, dated April 27, 2015, by and among the Company and the Lenders.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

	By:	/s/ Philip Anderson
Name: Philip Anderson Title: Chief Financial Officer

4